EXTENDED STAY AMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS
-Net income of $65.7 million in the Fourth Quarter, $96.3 million for the Full Year 2020
-Adjusted EBITDA1 of $89.3 million in the Fourth Quarter, $374.1 million for the Full Year 2020
-Comparable system-wide RevPAR decrease of 9.4% in the Fourth Quarter, -15.0% for the Full Year 2020
-Announces quarterly distribution of $0.09 per Paired Share
-RevPAR Index increased 40% to 140 in the Fourth Quarter, +31.6% to 127 for the Full Year 20202

CHARLOTTE, N.C. - February 25, 2021 (GlobeNewswire) — Extended Stay America, Inc. (“ESA”) and ESH Hospitality, Inc. (NASDAQ:STAY) (together, the “Company”) today announced consolidated results for the three months and full year ended December 31, 2020.
Fourth Quarter 2020 Highlights
•Net income of $65.7 million
•Total revenues of $259.3 million
•Comparable system-wide Revenue Per Available Room (“RevPAR”) declined 9.4% to $42.46
•Comparable system-wide occupancy of 73.7%
•Adjusted EBITDA of $89.3 million
•Adjusted Funds From Operations (“Adjusted FFO”)1 of $0.36 per diluted Paired Share
•Adjusted Paired Share Income1 of $0.16 per diluted Paired Share
•Comparable system-wide RevPAR index of 140, a 40 point increase

Extended Stay America’s President and Chief Executive Officer Bruce Haase, commented, “We are pleased with another strong quarter as we continue to outperform every industry benchmark, improving our RevPAR index by 40% against our closest competition during the fourth quarter. Through last week, Extended Stay America has now had 65 consecutive weeks of RevPAR index gains dating back to well before the pandemic, demonstrating the growing strength of our model relative to the overall lodging industry.”

“As we move into 2021, we are very excited about our growth prospects and opportunities. Today we unveiled our new brand segmentation strategy with the launch of the Extended Stay America Premier Suites brand, in addition to our core hotels to be branded as Extended Stay America Suites. And, we continue to see opportunities for growth from improvements to our commercial engine and operating performance as well as unlocking value in our REIT through accretive asset transactions.”

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).
2 See definition of RevPAR index included in this release

Financial and Operating Results
Total revenues for the three months ended December 31, 2020 were $259.3 million, a decrease of 8.8% over the same period in 2019 due to the impact of the COVID-19 pandemic. For the full year 2020, total revenues declined 14.4% to $1,042.3 million driven by the decrease in hotel revenues as a result of the impact of the COVID-19 pandemic.

Comparable system-wide RevPAR for the three months ended December 31, 2020 declined 9.4% over the same period in 2019 to $42.46, driven by a 7.3% decline in Average Daily Rate (“ADR”) and a 170 basis point decrease in occupancy to 73.7%. Comparable system-wide RevPAR for the full year 2020 decreased 15.0% over 2019 to $42.91, driven by a 11.6% decline in ADR and a 300 basis point decrease in occupancy to 73.8%.

Hotel Operating Margin for the three months ended December 31, 2020 was 42.5% compared to 48.3% in the same period in 2019 due a decrease in RevPAR caused by the COVID-19 pandemic and a slight increase in hotel operating expenses. Hotel operating expenses during the fourth quarter of 2020 increased by 2.5% from the same period in 2019 and were approximately flat on a comparable basis. Hotel Operating Margin for the full year 2020 was 44.5% compared to 51.8% in the same period of 2019, driven by a decrease in RevPAR due to the COVID-19 pandemic.

Net income for the three months ended December 31, 2020 was $65.7 million compared to net income of $23.8 million for the same period in 2019. The increase in net income was due to a gain on an asset sale, a decrease in corporate overhead expense and an income tax benefit, partially offset by a decline in Comparable system-wide RevPAR. Net income for the full year 2020 was $96.3 million, compared to net income of $165.1 million for the same period in 2019. The full year 2020 decrease in net income was driven by a decline in Comparable system-wide RevPAR, partially offset by a gain on an asset sale and an income tax benefit.

Adjusted EBITDA for the three months ended December 31, 2020 was $89.3 million, a decline of 17.9% compared to the same period in 2019. The decline in Adjusted EBITDA was due to a decline in Comparable system-wide RevPAR. Adjusted EBITDA for the quarter excludes a $52.5 million gain on an asset sale, non-cash equity-based compensation expense of $1.9 million, $2.7 million in loss on disposal of assets and $0.2 million in other expenses. Adjusted EBITDA for the full year 2020 was $374.1 million compared to $535.0 million in the same period of 2019.

Adjusted FFO for the three months ended December 31, 2020 was $64.2 million, or $0.36 per diluted Paired Share, compared to $67.8 million, or $0.37 per diluted Paired Share in the same period in 2019. The decrease in Adjusted FFO per diluted Paired Share was due to a decline in Comparable system-wide RevPAR, partially offset by an income tax benefit and a reduction in Paired Shares outstanding. Adjusted FFO for the full year 2020 was $220.5 million, or $1.24 per diluted Paired Share, compared to $337.6 million, or $1.81 per diluted Paired Share, for the same period in 2019. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended December 31, 2020 was $27.6 million, or $0.16 per diluted Paired Share, compared to $24.9 million in Adjusted Paired Share Income, or $0.14 per diluted Paired Share, for the same period in 2019. The increase in Adjusted Paired Share Income per diluted Paired Share was due to an income tax benefit, a decrease in corporate overhead expense and a reduction in Paired Shares outstanding, partially offset by the decline in Comparable system-wide RevPAR. Adjusted Paired Share Income for the full year 2020 was $66.2 million, or $0.37 per diluted Paired Share, compared to $178.2 million, or $0.95 per diluted Paired Share, in the same period of 2019. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures and Balance Sheet
The Company invested $47.7 million in capital expenditures during the fourth quarter of 2020. This included $7.3 million in renovation capital and $13.9 million in capital for new hotel development. For the full year 2020, the Company invested $192.7 million in capital expenditures, including $20.9 million in renovation capital and $72.4 million for new hotel development.

As of December 31, 2020, the Company had $409.9 million in cash and equivalents, including $13.2 million in restricted cash, and total debt outstanding was $2.72 billion.

Hotel and Development Pipeline
As of December 31, 2020, the Company had a pipeline of 56 hotels representing approximately 6,800 rooms. Two Company-owned hotels and seven franchised hotels opened during the fourth quarter, resulting in a total of 17 system-wide hotels opened for the full year 2020.

Company Owned Pipeline & Recently Opened Hotels as of December 31, 2020
Under Option		Pre-Development		Under Construction		Total Pipeline		Opened in 2020
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
0	0	4	504	4	496	8	1,000	7	880

Third Party Pipeline & Recently Opened Hotels as of December 31, 2020
Commitments		Applications		Executed		Total Pipeline		Opened in 2020
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
21	2,604	0	0	27	3,184	48	5,788	10	988

Definitions
Under Option	Locations with a signed purchase and sale agreement
Pre-Development	Land purchased, permitting and/or site work
Under Construction	Hotel is under construction
Commitments	Signed commitment to build or convert a certain number of hotels by a third party, generally associated with a prior portfolio sale
Applications	Third party filed franchise application with deposit
Executed	Franchise and development application approved, geography identified and deposits paid, various stages of pre-development and/or under construction

Distributions and Share Repurchases
On February 25, 2021, ESH Hospitality, Inc. declared a $0.09 distribution to common shareholders payable on March 26, 2021 to its Class A (ESA) and Class B (Paired Shareholders) holders of record on March 12, 2021. ESH Hospitality, Inc. will continue to distribute at least 90% of its pre-tax earnings to maintain its REIT status.
The Company did not repurchase any Paired Shares during the fourth quarter and has $101.1 million in repurchase authorization outstanding.

Q1 2021 Outlook Update
The Company's Q1 2021 Outlook is as follows

in millions, except %	Low	High

Comparable system-wide RevPAR% Δ	-6%	-3%

Net income (loss)	$(8)	$(4)

Adjusted EBITDA	$78	$84

Full Year 2021 Outlook Update

in millions, except %	Low	High

Capital expenditures	$155	$175
Depreciation expense	$202	$207
Net interest expense	$126	$130
Effective tax rate	10%	12%

Performance and financial results for the first quarter and full year 2021 is subject to risks and uncertainties, in particular the evolving and ongoing impact of the COVID-19 pandemic, which could cause actual results to deviate materially and adversely from current trends and expectations. In such event, the Company does not expect to, and undertakes no obligation to, announce changes in expectations prior to the announcement of actual results.

For more information on our results and strategic initiatives, see our Fourth Quarter 2020 Earnings Presentation on our Investor Relations website at www.aboutstay.com or visit the presentation directly at https://extendedstayamerica.gcs-web.com/static-files/8097bc70-f430-48f0-aab9-def9f932b759.

Webcast and Conference Call Details
The Company will host a conference call on Friday, February 26, 2021 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website. Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until March 5, 2021 and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13715635.

RevPAR Index
RevPAR Index is stated as a percentage and calculated by comparing RevPAR for owned hotels or system-wide hotels to the aggregate RevPAR of a group of competing hotels generally in the same market. As such, RevPAR Index is only a measure of RevPAR relative to certain competing hotels and not a measure of our absolute RevPAR or profitability. We subscribe to STR, Inc. (“STR”), an independent third-party service, which collects and compiles the data used to calculate RevPAR Index. We select the competing hotels included in the RevPAR Index calculation subject to STR's guidelines. The competing hotels included in STR guidelines will generally include certain hotels that are not considered part of the extended stay lodging segment of the hospitality industry and, instead, fall within the category of short-term stay hotels. STR does not endorse the Company, or any other company, and STR data should not be viewed as investment advice or as a recommendation to take a particular course of action.

Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP. These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, cash flow from operating activities, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP. The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding our business performance, financial results, liquidity and capital resources, capital expenditures, Q1 and full year 2021 outlooks, distribution policy, plans, goals, beliefs, business trends and future events, as well as the impact of the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the pandemic and actions that we have taken or plan to take in response to the pandemic and other non-historical statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially.

For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2021. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially and adversely from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 649 hotels. ESH Hospitality, Inc. (“ESH”), a subsidiary of Extended Stay America, Inc. (“ESA”), is the largest lodging REIT in North America by unit and room count, with 563 hotels and over 62,700 rooms in the U.S. ESA also franchises an additional 86 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts
Investors or Media:
Rob Ballew
(980) 345-1546
ir@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except per share data)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2020	2019	% Variance		2020	2019	% Variance
(Unaudited)				(Audited)
			REVENUES:
$247,525	$272,397	(9.1)%	Room revenues	$994,896	$1,171,726	(15.1)%
6,530	6,517	0.2%	Other hotel revenues	27,170	24,365	11.5%
1,449	1,389	4.3%	Franchise and management fees	5,389	5,412	(0.4)%
255,504	280,303	(8.8)%		1,027,455	1,201,503	(14.5)%

3,789	3,895	(2.7)%	Other revenues from franchised and managed properties	14,861	16,716	(11.1)%

259,293	284,198	(8.8)%	Total revenues	1,042,316	1,218,219	(14.4)%

			OPERATING EXPENSES:
148,833	145,210	2.5%	Hotel operating expenses	576,719	582,321	(1.0)%
21,939	27,549	(20.4)%	General and administrative expenses	92,173	95,155	(3.1)%
52,165	49,857	4.6%	Depreciation and amortization	206,013	197,400	4.4%
—	—	n/a	Impairment of long-lived assets	1,095	2,679	(59.1)%

222,937	222,616	0.1%		876,000	877,555	(0.2)%

4,398	4,528	(2.9)%	Other expenses from franchised and managed properties	17,041	18,870	(9.7)%

227,335	227,144	0.1%	Total operating expenses	893,041	896,425	(0.4)%

52,525	—	n/a	GAIN ON SALE OF HOTEL PROPERTIES	52,525	—	n/a

4	1	300.0%	OTHER INCOME	8	32	(75.0)%

84,487	57,055	48.1%	INCOME FROM OPERATIONS	201,808	321,826	(37.3)%

(327)	(143)	128.7%	OTHER NON-OPERATING INCOME	(81)	(391)	(79.3)%

31,551	31,859	(1.0)%	INTEREST EXPENSE, NET	130,133	127,764	1.9%

53,263	25,339	110.2%	INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	71,756	194,453	(63.1)%

(12,426)	1,493	(932.3)%	INCOME TAX (BENEFIT) EXPENSE	(24,500)	29,315	(183.6)%

65,689	23,846	175.5%	NET INCOME	96,256	165,138	(41.7)%

(58,833)	(70,680)	(16.8)%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS(1)	(72,989)	(95,470)	(23.5)%

$6,856	$(46,834)	114.6%	NET INCOME (LOSS) ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS	$23,267	$69,668	(66.6)%

$0.04	$(0.26)	115.0%	NET INCOME (LOSS) PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.13	$0.37	(65.0)%

178,197	182,046		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	178,103	186,822

(1) Excluding interests in Paired Shares, the value of unaffiliated noncontrolling interests in Extended Stay America, Inc. totals to $0.1 million.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF DECEMBER 31, 2020 AND 2019
			(In thousands)
			(Audited)
				December 31,	December 31,
				2020	2019
			Cash and cash equivalents	$396,770	$346,812
			Restricted cash	$13,151	$14,858
			Total assets	$4,089,149	$4,030,596
			Total debt, net of unamortized deferred financing costs and debt discounts (1)	$2,683,622	$2,639,766
			Total equity	$1,137,443	$1,176,270

			(1) Unamortized deferred financing costs and debt discounts totaled $39.2 million and $46.7 million as of December 31, 2020 and 2019, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited)

COMPARABLE SYSTEM-WIDE OPERATING METRICS (1)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2020	2019	Variance		2020	2019	Variance
625	625	—	Number of hotels (as of December 31)	623	623	—
68,776	68,776	—	Number of rooms (as of December 31)	68,554	68,554	—
73.7%	75.4%	(170) bps	Comparable System-Wide Occupancy(1)	73.8%	76.8%	(300) bps
$57.63	$62.18	(7.3)%	Comparable System-Wide ADR(1)	$58.14	$65.76	(11.6)%
$42.46	$46.86	(9.4)%	Comparable System-Wide RevPAR(1)	$42.91	$50.51	(15.0)%

COMPARABLE COMPANY-OWNED OPERATING METRICS (2)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2020	2019	Variance		2020	2019	Variance
553	553	—	Number of hotels (as of December 31)	552	552	—
61,406	61,406	—	Number of rooms (as of December 31)	61,299	61,299	—
73.2%	74.8%	(160) bps	Comparable Company-Owned Occupancy(2)	73.3%	76.8%	(350) bps
$59.15	$64.21	(7.9)%	Comparable Company-Owned ADR(2)	$59.73	$67.85	(12.0)%
$43.28	$48.06	(9.9)%	Comparable Company-Owned RevPAR(2)	$43.79	$52.1	(16.0)%

COMPANY-OWNED OPERATING METRICS(3)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2020	2019	Variance		2020	2019	Variance
563	557	6	Number of hotels (as of December 31)	563	557	6
62,667	61,933	734	Number of rooms (as of December 31)	62,667	61,933	734
72.9%	74.8%	(190) bps	Company-Owned Occupancy(3)	73.1%	76.7%	(360) bps
$59.22	$64.34	(8.0)%	Company-Owned ADR(3)	$59.87	$67.97	(11.9)%
$43.17	$48.11	(10.3)%	Company-Owned RevPAR(3)	$43.75	$52.16	(16.1)%

(1) Includes hotels owned, franchised or managed for the full three and twelve months ended December 31, 2020 and 2019, respectively.
(2) Includes hotels owned and operated by the Company for the full three and twelve months ended December 31, 2020 and 2019, respectively.
(3) Includes results of operations based on the Company's owned and operated hotels during the periods presented, which is summarized below:

Date	Number of Hotels Acquired, Opened or Disposed	Number of Rooms	Number of Owned Hotels(1)	Number of Owned Rooms(1)
January 1, 2019	—	—	554	61,552
November 2019	1	121	555	61,673
December 2019	2	260	557	61,933
March 2020	1	120	558	62,053
April 2020	1	120	559	62,173
June 2020	2	248	561	62,421
August 2020	1	124	562	62,545
November 2020	1	144	563	62,689
November 2020	(1)	(146)	562	62,543
December 2020	1	124	563	62,667

(1) As of end of period.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(In thousands)
(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2020	2019	Variance		2020	2019	Variance
$65,689	$23,846	175.5%	Net income	$96,256	$165,138	(41.7)%
(12,426)	1,493	(932.3)%	Income tax (benefit) expense	(24,500)	29,315	(183.6)%
31,551	31,859	(1.0)%	Interest expense, net	130,133	127,764	1.9%
(327)	(143)	128.7%	Other non-operating income	(81)	(391)	(79.3)%
(4)	(1)	300.0%	Other income	(8)	(32)	(75.0)%
(52,525)	—	n/a	Gain on sale of hotel properties	(52,525)	—	n/a
—	—	n/a	Impairment of long-lived assets	1,095	2,679	(59.1)%
52,165	49,857	4.6%	Depreciation and amortization	206,013	197,400	4.4%
21,939	27,549	(20.4)%	General and administrative expenses	92,173	95,155	(3.1)%
2,692	1,035	160.1%	Loss on disposal of assets(1)	9,001	6,072	48.2%
(1,449)	(1,389)	4.3%	Franchise and management fees	(5,389)	(5,412)	(0.4)%
609	633	(3.8)%	System services loss, net	2,180	2,154	1.2%
$107,914	$134,739	(19.9)%	Hotel Operating Profit	$454,348	$619,842	(26.7)%

$247,525	$272,397	(9.1)%	Room revenues	$994,896	$1,171,726	(15.1)%
6,530	6,517	0.2%	Other hotel revenues	27,170	24,365	11.5%
$254,055	$278,914	(8.9)%	Total room and other hotel revenues	$1,022,066	$1,196,091	(14.5)%

42.5%	48.3%	(580) bps	Hotel Operating Margin	44.5%	51.8%	(730) bps

(1) Included in hotel operating expenses in the consolidated statements of operations.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(In thousands)
(Unaudited)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2020	2019		2020	2019
$65,689	$23,846	Net income	$96,256	$165,138
31,551	31,859	Interest expense, net	130,133	127,764
(12,426)	1,493	Income tax (benefit) expense	(24,500)	29,315
52,165	49,857	Depreciation and amortization	206,013	197,400
136,979	107,055	EBITDA	407,902	519,617
1,864	782	Equity-based compensation	6,510	6,913
—	—	Impairment of long-lived assets	1,095	2,679
(52,525)	—	Gain on sale of hotel properties	(52,525)	—
609	—	System services loss, net(1)	2,180	—
2,381	922	Other expense(2)	8,936	5,829
$89,308	$108,759	Adjusted EBITDA	$374,098	$535,038

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted EBITDA; no adjustments have been made to prior periods. System services loss, net for the three and twelve months ended December 31, 2019, was $0.7 million and $2.2 million, respectively.

(2) Includes loss on disposal of assets and non-operating income, including foreign currency transaction costs. Loss on disposal of assets totaled $2.7 million, $1.0 million, $9.0 million and $6.1 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2020	2019		2020	2019
$0.04	$(0.26)	Net income (loss) per Extended Stay America, Inc. common share - diluted	$0.13	$0.37
$6,856	$(46,834)	Net income (loss) attributable to Extended Stay America, Inc. common shareholders	$23,267	$69,668
58,829	70,676	Noncontrolling interests attributable to Class B common shares of ESH REIT	72,973	95,454
50,558	48,225	Real estate depreciation and amortization	199,535	191,560
—	—	Impairment of long-lived assets	1,095	2,679
(52,525)	—	Gain on sale of hotel properties	(52,525)	—
456	(4,451)	Tax effect of adjustments to net income (loss) attributable to Extended Stay America, Inc. common shareholders(1)	(23,809)	(27,582)
64,174	67,616	Funds From Operations	220,536	331,779
—	17	Debt modification and extinguishment costs	—	6,733
—	132	Tax effect of adjustments to Funds From Operations	—	(956)
$64,174	$67,765	Adjusted Funds From Operations	$220,536	$337,556

$0.36	$0.37	Adjusted Funds From Operations per Paired Share - diluted	$1.24	$1.81

178,197	182,046	Weighted average Paired Shares outstanding - diluted	178,103	186,822

(1) The tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders for the three months ended December 31, 2020, is computed using a statutory rate due to the fact that the consolidated effective tax rate for the period is negative.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended December 31,			Twelve Months Ended December 31,
2020	2019		2020	2019
$0.04	$(0.26)	Net income (loss) per Extended Stay America, Inc. common share - diluted	$0.13	$0.37
$6,856	$(46,834)	Net income (loss) attributable to Extended Stay America, Inc. common shareholders	$23,267	$69,668
58,829	70,676	Noncontrolling interests attributable to Class B common shares of ESH REIT	72,973	95,454
65,685	23,842	Paired Share Income	96,240	165,122
—	17	Debt modification and extinguishment costs	—	6,733
—	—	Impairment of long-lived assets	1,095	2,679
(52,525)	—	Gain on sale of hotel properties	(52,525)	—
609	—	System services loss, net(1)	2,180	—
2,381	922	Other expense(2)	8,936	5,829
11,475	136	Tax effect of adjustments to Paired Share Income(3)	10,266	(2,163)
$27,625	$24,917	Adjusted Paired Share Income	$66,192	$178,200

$0.16	$0.14	Adjusted Paired Share Income per Paired Share - diluted	$0.37	$0.95

178,197	182,046	Weighted average Paired Shares outstanding - diluted	178,103	186,822

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted Paired Share Income; no adjustments have been made to prior periods. System services loss, net for the three and twelve months ended December 31, 2019, was $0.7 million and $2.2 million, respectively.

(2) Includes loss on disposal of assets and non-operating income, including foreign currency transaction costs. Loss on disposal of assets totaled $2.7 million, $1.0 million, $9.0 million and $6.1 million, respectively.

(3) The tax effect of adjustments to Paired Share Income for the three months ended December 31, 2020, is computed using a statutory rate due to the fact that the consolidated effective tax rate for the period is negative.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2020 (ACTUAL) AND 2021 (OUTLOOK)
(In thousands)
(Unaudited)

Three Months Ended		Year Ended December 31, 2021
March 31, 2020		(Outlook)
(Actual)		Low	High
$7,845	Net income (loss)	$(7,568)	$(4,365)
32,685	Interest expense, net	31,500	32,500
1,110	Income tax expense (benefit)(1)	(1,032)	(485)
50,520	Depreciation and amortization	50,500	51,750
92,160	EBITDA	73,400	79,400
1,126	Equity-based compensation	2,000	2,000
417	System services loss, net	600	600
4,046	Other expense(2)	2,000	2,000
$97,749	Adjusted EBITDA	$78,000	$84,000

(1) The Outlook with respect to income tax for the three months ended March 31, 2021, applies to absolute income tax benefit only. Due to (1) greater variability in forecasted results within the current year than in prior years and (2) a wider than usual range between the forecasted financial results of ESA, a taxable C-Corporation, and ESH REIT, a non-taxable real estate investment trust (in each case due to the volatility caused by the COVID-19 pandemic), the Outlook with respect to income tax for the three months ended March 31, 2021, does not apply to, or provide an outlook with respect to, the Company's effective tax rate or range of effective tax rates for the three months ended March 31, 2021.

(2) Includes loss on disposal of assets and non-operating (income) expense, including foreign currency transaction costs.